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                              NORTH AMERICAN FUNDS
                              AMENDED AND RESTATED
                     MULTICLASS PLAN PURSUANT TO RULE 18F-3
                    UNDER THE INVESTMENT COMPANY ACT OF 1940

                                February 27, 2000

I.  Background
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         This amended and restated plan (the "Plan") pertains to the issuance by the North American Funds (the "Trust") on behalf of the investment portfolios listed on Schedule A hereto (each a "Fund") of multiple classes of shares of beneficial interest and is being adopted by the Trust pursuant to Rule 18f-3 under the Investment Company Act of 1940, as amended (the "1940 Act"). The Plan amends and restates the Trust's previous Amended and Restated Multiclass Plan (dated December 16, 1997) in order to modify the conversion features of the Funds' Class C shares, add an additional class of shares and additional portfolios, as described herein. The Plan does not effect any other changes to the Trust's existing multiple class structure (other than the addition of a new class of shares, Class D) including its distribution/service arrangements and expense allocations. These distribution/service arrangements and expense allocations were previously approved by the Trust's Board of Trustees in accordance with an exemptive order (the "Order") granted by the Securities and Exchange Commission to the Trust on February 28, 1994 and, along with other features of the Trust's multiple class structure, are set forth below. Reference should be made to the Trust's prospectus for further information about the Trust's multiple class structure.

II.  Creation of Classes
     -------------------

         The Trust's Declaration of Trust authorizes the Trust to issue multiple classes of shares. Pursuant to action taken by the Board of Trustees of the Trust at its March 17-18, 1994 meeting and in accordance with the terms of the Order, the Trust on April 1, 1994 established three classes of shares for each of the Funds, designated "Class A" shares, "Class B" shares and "Class C" shares. The shares of the Strategic Income, Investment Quality Bond, U.S. Government Securities, National Municipal Bond and Money Market Funds outstanding on April 1, 1994 were reclassified as "Class A" shares and the shares of the Global Growth, Growth, Growth and Income and Asset Allocation Funds outstanding on April 1, 1994 were reclassified as "Class C" shares.

         Pursuant to action taken by the Board of Trustees of the Trust at its December 12-13, 1996 meeting, the Trust on December 31, 1996 established an additional class of shares for each of the Funds (other than the five Lifestyle Funds), designated "Class D" shares.

         Pursuant to action taken by the Board of Trustees of the Trust at its December 16, 1997 meeting, the Trust on December 16, 1997 established additional portfolios: Emerging Growth and Tax-Sensitive Equity Funds with "Class A" shares, "Class B" shares and "Class C" shares.

         Pursuant to action taken by the Board of Trustees of the Trust at its June 8, 1999 meeting, the Trustees effective July 1, 1999 eliminated the conversion of Class C shares purchased on or

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after July 1, 1999, including shares purchased through reinvestment of dividends and distributions, into Class A shares after ten years.

III.  Sales Charges
      -------------

         Class A shares are offered for sale at net asset value per share plus a front end sales charge (with the exception of Class A shares of the Money Market Fund, which are offered without a sales charge). Certain purchases of Class A shares qualify for a waived or reduced front end sales charge. In addition, purchases of Class A shares above a certain dollar amount are offered for sale at net asset value subject to a CDSC (currently 1% of the dollar amount subject thereto during the first year after purchase).

         Class B shares are sold at net asset value per share without a front end sales charge but are subject to a CDSC (currently 5% of the dollar amount subject thereto during the first and second year after purchase, and declining by 1% each year thereafter to 0% after the sixth year (with the exception of Class B shares of the Money Market Fund, which are not subject to any CDSC upon redemption)).

         Class C shares are sold at net asset value without a front end sales charge but for Class C shares purchased after May 1, 1995 subject to a CDSC (currently 1% of the dollar amount subject thereto on redemptions made within one year of purchase (with the exception of Class C shares of the Money Market Fund, which are not subject to any CDSC upon redemption)).

         Class D shares are sold at net asset value without a front end sales charge or CDSC.

         Institutional Class I and Institutional Class II shares are sold at net asset value without a front end sales charge or CDSC.

         The CDSC for each class of shares is assessed in compliance with Rule 6c-10 under the 1940 Act.

IV.  Distribution and Service Fees
     -----------------------------

         According to a plan adopted pursuant to Rule 12b-1 under the 1940 Act ("Rule 12b-1"), Class A shares are subject to a service fee and a distribution fee (with the exception of Class A shares of the Money Market Fund, which bear no such fees).

         According to a plan adopted pursuant to Rule 12b-1, Class B shares are subject to a service fee and a distribution fee which is higher than the Class A service and distribution fee (with the exception of Class B shares of the Money Market Fund, which bear no such fees).

         According to a plan adopted pursuant to Rule 12b-1, Class C shares are subject to a service fee and a distribution fee which is higher than the Class A service and distribution fee (with the exception of Class C shares of the Money Market Fund, which bear no such fees).

         Class D shares are not subject to any Rule 12b-1 service fee or distribution fee.

         Institutional Class I and Institutional Class II shares are not subject to any Rule 12b-1

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service fee or distribution fee. Institutional Class I and Class II shares may, however, be subject to an administrative service fee as described in the Trust's Registration Statement.

V.  Exchange and Conversion Features
    --------------------------------

         Shares of a particular class of a Fund are exchangeable for shares of the same class of another Fund as set forth in the Trust's Registration Statement.

         Class B shares (except for shares of the Money Market Fund) purchased prior to October 1, 1997 will automatically convert, based upon relative net asset value, to Class A shares of the same Fund six years after purchase. Class B shares (except for shares of the Money Market Fund) purchased on or after October 1, 1997 will automatically convert, based upon relative net asset value, to Class A shares of the same Fund eight years after purchase. Upon conversion, these shares will no longer be subject to the higher 12b-1 service and distribution fee of Class B shares.

         Class C shares purchased on or after July 1, 1999, including shares purchased through reinvestment of dividends and distributions, will not convert into Class A shares after ten years. Class C shares purchased before July 1, 1999 will continue to convert into Class A shares ten years after the end of the calendar month in which a shareholder's order to purchase the shares was accepted. After June 30, 1999, Class C shares will be redeemed or exchanged in order of the date purchased, with the shares purchased earliest being redeemed or exchanged first, unless a shareholder specifically requests that specific shares are redeemed or exchanged.

         There are no automatic conversion features for Class A shares, Class D shares, Institutional Class I shares or Institutional Class II shares.

VI.  Allocation of Expenses
     ----------------------

         Expenses of each Fund are borne by the various classes of the Fund on the basis of relative net assets. The fees identified as "class expenses" (see below) are to be allocated to each class based on actual expenses incurred, to the extent that such expenses can properly be so allocated. To the extent that such expenses cannot be properly allocated, such expenses are to be borne by all classes on the basis of relative net assets.

         The following are "class expenses":

         (i) transfer and shareholder servicing agent fees and shareholder servicing costs;

         (ii) printing and postage expenses related to preparing and distributing to the shareholders of a specific class materials such as shareholder reports, prospectuses and proxies;

         (iii) Blue Sky and SEC registration fees incurred by a class;

         (iv)  professional fees relating solely to such class;

         (v) Trustees' fees, including independent counsel fees, relating to one class; and


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         (vi)  shareholder meeting expenses for meetings of a particular class.

VI.  Voting Rights
     -------------

         All shares of each Fund have equal voting rights and will be voted in the aggregate, and not by class, except where voting by class is required by law or by the Declaration of Trust.

VII.  Amendments
      ----------

         No material amendment to this Plan may be made unless it is first approved by a majority of both (a) the full Board of Trustees of the Trust and
(b) those Trustees who are not "interested persons" of the Trust, as that term is defined in the 1940 Act.

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SCHEDULE A

INVESTMENT PORTFOLIOS


Global Equity
Growth & Income Fund
Tax-Sensitive Equity Fund
Equity-Income Fund
International Equity Fund
Balanced Fund
Strategic Income Fund
U.S. Government Securities Fund
Municipal Bond Fund
Money Market Fund
International Small Cap Fund
Large Cap Growth Fund
Mid Cap Growth Fund
Small Cap Growth Fund
Core Bond Fund
Mid Cap Value Fund
Stock Index Fund
Small Cap Index Fund
Socially Responsible Fund
High Yield Bond Fund
Aggressive Growth Lifestyle Fund
Moderate Growth Lifestyle Fund
Conservative Growth Lifestyle Fund
Municipal Money Market Fund
Science & Technology Fund
Strategic Growth Fund


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